EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: Frederick N. Cooper (215) 938-8312
August 22, 2023	fcooper@tollbrothers.com

Toll Brothers Reports FY 2023 3rd Quarter Results

FORT WASHINGTON, PA, August 22, 2023 -- Toll Brothers, Inc. (NYSE:TOL) (TollBrothers.com), the nation’s leading builder of luxury homes, today announced results for its third quarter ended July 31, 2023.

FY 2023’s Third Quarter Financial Highlights (Compared to FY 2022's Third Quarter):
•Net income and earnings per share were $414.8 million and $3.73 per share diluted, compared to net income of $273.5 million and $2.35 per share diluted in FY 2022’s third quarter.
•Pre-tax income was $553.0 million, compared to $366.0 million in FY 2022’s third quarter.
•Home sales revenues were $2.7 billion, up 19% compared to FY 2022’s third quarter; delivered homes were 2,524, up 5%.
•Net signed contract value was $2.2 billion, up 30% compared to FY 2022’s third quarter; contracted homes were 2,245, up 77%.
•Backlog value was $7.9 billion at third quarter end, down 30% compared to FY 2022’s third quarter; homes in backlog were 7,295, down 32%.
•Home sales gross margin was 27.8%, compared to FY 2022’s third quarter home sales gross margin of 26.0%.
•Adjusted home sales gross margin, which excludes interest and inventory write-downs, was 29.3%, compared to FY 2022’s third quarter adjusted home sales gross margin of 27.9%.
•SG&A, as a percentage of home sales revenues, was 8.6%, compared to 10.3% in FY 2022’s third quarter.
•Income from operations was $515.1 million.
•Other income, income from unconsolidated entities, and gross margin from land sales and other was $39.4 million.
•The Company repurchased approximately 1.9 million shares at an average price of $76.26 per share for a total amount of approximately $147.3 million.
Douglas C. Yearley, Jr., chairman and chief executive officer, stated: “We are very pleased with our third quarter results. We beat our guidance for home sales revenues, adjusted gross margin, and SG&A margin, leading to record third quarter earnings of $3.73 per diluted share, up 59% year-over-year. In addition, we signed 2,245 net contracts for $2.2 billion in the quarter, up 77% in units year-over-year. Demand remains solid as we start our fiscal fourth quarter. Based on these results and our expectations for the fourth quarter, we are raising our full year guidance for deliveries, adjusted gross margin and SG&A leverage, and now expect our return on beginning equity for fiscal 2023 to be approximately 22%.
“Our third quarter performance reflects a market for new homes that continues to benefit from historically low levels of resale inventory, favorable long-term demographic trends, and the persistent underproduction of homes for well over a decade. In addition, our strategy of increasing our supply of spec homes in recent quarters has contributed to our success.
“At quarter end, our net debt-to-capital ratio was 20.5% and total liquidity was $2.8 billion. Since the start of the third quarter, we repurchased approximately $162.5 million of our common stock, bringing our year-to-date repurchases to $255.7 million, with an additional $69 million in dividends paid. With no significant debt maturities until November 2025, we have ample flexibility to continue investing in our business while returning cash to stockholders. Our strong financial and operating profile, along with the positive long-term fundamentals underpinning our industry, led Standard & Poor’s to upgrade our credit rating to investment grade in the quarter. We are now rated investment grade by all three major credit rating agencies.
“While rising rates remain a challenge, they further cement the lock-in effect that has kept resale inventory at historically low levels. With our deep and well-located land holdings, industry-leading brand, healthy backlog, more efficient operations and balanced spec strategy, we are well positioned to capitalize on continued solid demand for new homes.”

Fourth Quarter and FY 2023 Financial Guidance:
	Fourth Quarter	Full Fiscal Year 2023
Deliveries	2,650 to 2,750 units	9,500 to 9,600 units
Average Delivered Price per Home	$1,005,000 - $1,025,000	$1,005,000 - $1,015,000
Adjusted Home Sales Gross Margin	28.5%	28.5%
SG&A, as a Percentage of Home Sales Revenues	8.8%	9.4%
Period-End Community Count	375	375
Other Income, Income from Unconsolidated Entities, and Gross Margin from Land Sales and Other	$45 million	$105 million
Tax Rate	26.0%	25.4%

Financial Highlights for the three months ended July 31, 2023 and 2022 (unaudited):
	2023	2022
Net Income	$414.8 million, or $3.73 per share diluted	$273.5 million, or $2.35 per share diluted
Pre-Tax Income	$553.0 million	$366.0 million
Pre-Tax Inventory Impairments included in Cost of Home Sales	$3.4 million	$6.2 million
Home Sales Revenues	$2.67 billion and 2,524 units	$2.26 billion and 2,414 units
Net Signed Contracts	$2.16 billion and 2,245 units	$1.66 billion and 1,266 units
Net Signed Contracts per Community	6.6 units	3.9 units
Quarter-End Backlog	$7.87 billion and 7,295 units	$11.19 billion and 10,725 units
Average Price per Home in Backlog	$1,079,500	$1,042,900
Home Sales Gross Margin	27.8%	26.0%
Adjusted Home Sales Gross Margin	29.3%	27.9%
Interest Included in Home Sales Cost of Revenues, as a percentage of Home Sales Revenues	1.4%	1.7%
SG&A, as a percentage of Home Sales Revenues	8.6%	10.3%
Income from Operations	$515.1 million, or 19.2% of total revenues	$361.7 million, or 14.5% of total revenues
Other Income, Income from Unconsolidated Entities, and Gross Margin from Land Sales and Other	$39.4 million	$13.2 million
Pre-Tax Land and Other Impairments included in Cost of Land Sales and Other	$—	$1.4 million
Quarterly Cancellations as a Percentage of Beginning-Quarter Backlog	3.2%	1.6%
Quarterly Cancellations as a Percentage of Signed Contracts in Quarter	9.8%	13.0%

Financial Highlights for the nine months ended July 31, 2023 and 2022 (unaudited)
	2023	2022
Net Income	$926.5 million, or $8.28 per share diluted	$646.0 million, or $5.41 per share diluted
Pre-Tax Income	$1.24 billion	$862.6 million
Pre-Tax Inventory Impairments included in Cost of Home Sales	$22.4 million	$10.7 million
Home Sales Revenues	$6.91 billion and 6,842 units	$6.13 billion and 6,750 units
Net Signed Contracts	$5.89 billion and 6,039 units	$7.75 billion and 7,069 units
Home Sales Gross Margin	26.7%	24.6%
Adjusted Home Sales Gross Margin	28.5%	26.6%
Interest Included in Home Sales Cost of Revenues, as a percentage of Home Sales Revenues	1.4%	1.8%
SG&A, as a percentage of Home Sales Revenues	9.7%	11.5%
Income from Operations	$1.17 billion, or 16.7% of total revenues	$818.4 million, or 12.5% of total revenues
Other Income, Income from Unconsolidated Entities, and Land Sales Gross Profit	$57.1 million	$55.2 million
Pre-Tax Land and Other Impairments included in Cost of Land Sales and Other	$17.7 million	$6.6 million
Additional Information:
•The Company ended its FY 2023 third quarter with approximately $1.0 billion in cash and cash equivalents, compared to $1.3 billion at FYE 2022 and $761.9 at FY 2023’s second quarter end. At FY 2023 third quarter end, the Company also had $1.8 billion available under its $1.9 billion revolving credit facility, which is scheduled to mature in February 2028.
•On July 21, 2023, the Company paid its quarterly dividend of $0.21 per share to shareholders of record at the close of business on July 7, 2023.
•Stockholders' Equity at FY 2023 third quarter end was $6.7 billion, compared to $6.0 billion at FYE 2022.
•FY 2023's third quarter-end book value per share was $61.95 per share, compared to $54.79 at FYE 2022.
•The Company ended its FY 2023 third quarter with a debt-to-capital ratio of 29.7%, compared to 30.6% at FY 2023’s second quarter end and 35.7% at FYE 2022. The Company ended FY 2023’s third quarter with a net debt-to-capital ratio(1) of 20.5%, compared to 23.5% at FY 2023’s second quarter end, and 23.4% at FYE 2022.
•The Company ended FY 2023’s third quarter with approximately 70,200 lots owned and optioned, compared to 71,300 one quarter earlier, and 82,100 one year earlier. Approximately 50% or 35,200, of these lots were owned, of which approximately 17,400 lots, including those in backlog, were substantially improved.
•In the third quarter of FY 2023, the Company spent approximately $322.0 million on land to purchase approximately 2,600 lots.
•The Company ended FY 2023’s third quarter with 345 selling communities, compared to 350 at FY 2023’s second quarter end and 332 at FY 2022’s third quarter end.
•The Company repurchased approximately 1.9 million shares of its common stock during the quarter at an average price of $76.26 per share for an aggregate amount of approximately $147.3 million.

(1)    See “Reconciliation of Non-GAAP Measures” below for more information on the calculation of the Company’s net debt-to-capital ratio.
Toll Brothers will be broadcasting live via the Investor Relations section of its website, investors.TollBrothers.com, a conference call hosted by chairman and chief executive officer Douglas C. Yearley, Jr. at 8:30 a.m. (ET) Wednesday, August 23, 2023, to discuss these results and its outlook for the fourth quarter and FY 2023. To access the call, enter the Toll Brothers website, click on the Investor Relations page, and select “Events & Presentations.” Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software.
The call can be heard live with an online replay which will follow.
ABOUT TOLL BROTHERS
Toll Brothers, Inc., a Fortune 500 Company, is the nation's leading builder of luxury homes. The Company was founded 56 years ago in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol “TOL.” The Company serves first-time, move-up, empty-nester, active-adult, and second-home buyers, as well as urban and suburban renters. Toll Brothers builds in over 60 markets in 24 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Idaho, Illinois, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New York, North Carolina, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia, and Washington, as well as in the District of Columbia. The Company operates its own architectural, engineering, mortgage, title, land development, insurance, smart home technology, and landscape subsidiaries. The Company also develops master-planned and golf course communities as well as operates its own lumber distribution, house component assembly, and manufacturing operations.
Toll Brothers was named the #1 Home Builder in Fortune magazine’s 2023 survey of the World’s Most Admired Companies®, the eighth year it has been so honored. Toll Brothers has also been named Builder of the Year by Builder magazine and is the first two-time recipient of Builder of the Year from Professional Builder magazine. For more information visit TollBrothers.com.
Toll Brothers discloses information about its business and financial performance and other matters, and provides links to its securities filings, notices of investor events, and earnings and other news releases, on the Investor Relations section of its website (investors.TollBrothers.com).
©2023 Fortune Media IP Limited. All rights reserved. Used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse the products or services of, Toll Brothers.

FORWARD-LOOKING STATEMENTS
Information presented herein for the third quarter ended July 31, 2023 is subject to finalization of the Company's regulatory filings, related financial and accounting reporting procedures and external auditor procedures.
This release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these statements by the fact that they do not relate to matters of a strictly historical or factual nature and generally discuss or relate to future events. These statements contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “can,” “could,” “might,” “should,” “likely,” “will,” and other words or phrases of similar meaning. Such statements may include, but are not limited to, information and statements regarding: expectations regarding inflation and interest rates; the markets in which we operate or may operate; our strategic priorities; our land acquisition, land development and capital allocation priorities; market conditions; demand for our homes; anticipated operating results and guidance; home deliveries; financial resources and condition; changes in revenues; changes in profitability; changes in margins; changes in accounting treatment; cost of revenues, including expected labor and material costs; selling, general, and administrative expenses; interest expense; inventory write-downs; home warranty and construction defect claims; unrecognized tax benefits; anticipated tax refunds; sales paces and prices; effects of home buyer cancellations; growth and expansion; joint ventures in which we are involved; anticipated results from our investments in unconsolidated entities; our ability to acquire or dispose of land and pursue real estate opportunities; our ability to gain approvals and open new communities; our ability to market, construct and sell homes and properties; our ability to deliver homes from backlog; our ability to secure materials and subcontractors; our ability to produce the liquidity and capital necessary to conduct normal business operations or to expand and take advantage of opportunities; and the outcome of legal proceedings, investigations, and claims.
Any or all of the forward-looking statements included in this release are not guarantees of future performance and may turn out to be inaccurate. This can occur as a result of incorrect assumptions or as a consequence of known or unknown risks and uncertainties. The major risks and uncertainties – and assumptions that are made – that affect our business and may cause actual results to differ from these forward-looking statements include, but are not limited to:
•the effect of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and strength of the U.S. dollar;
•market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions;
•the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such land;
•access to adequate capital on acceptable terms;
•geographic concentration of our operations;
•levels of competition;
•the price and availability of lumber, other raw materials, home components and labor;
•the effect of U.S. trade policies, including the imposition of tariffs and duties on home building products and retaliatory measures taken by other countries;
•the effects of weather and the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, and shortages and price increases in labor or materials associated with such natural disasters;
•risks related to acts of war, terrorism or outbreaks of contagious diseases, such as Covid-19;
•federal and state tax policies;
•transportation costs;
•the effect of land use, environment and other governmental laws and regulations;
•legal proceedings or disputes and the adequacy of reserves;

•risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, indebtedness, financial condition, losses and future prospects;
•changes in accounting principles;
•risks related to unauthorized access to our computer systems, theft of our and our homebuyers’ confidential information or other forms of cyber-attack; and
•other factors described in “Risk Factors” included in our Annual Report on Form 10-K for the year ended October 31, 2022 and in subsequent filings we make with the Securities and Exchange Commission (“SEC”).
Many of the factors mentioned above or in other reports or public statements made by us will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from our forward-looking statements.
Forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.
For a further discussion of factors that we believe could cause actual results to differ materially from expected and historical results, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K filed with the SEC and in subsequent reports filed with the SEC. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	July 31, 2023	October 31, 2022
	(Unaudited)
ASSETS
Cash and cash equivalents	$1,033,369	$1,346,754
Inventory	9,203,524	8,733,326
Property, construction and office equipment, net	294,418	287,827
Receivables, prepaid expenses and other assets	739,566	747,228
Mortgage loans held for sale	80,417	185,150
Customer deposits held in escrow	102,017	136,115
Investments in unconsolidated entities	900,363	852,314
	$12,353,674	$12,288,714

LIABILITIES AND EQUITY
Liabilities:
Loans payable	$1,163,116	$1,185,275
Senior notes	1,595,956	1,995,271
Mortgage company loan facility	70,517	148,863
Customer deposits	620,106	680,588
Accounts payable	572,118	619,411
Accrued expenses	1,457,506	1,345,987
Income taxes payable	163,872	291,479
Total liabilities	5,643,191	6,266,874

Equity:
Stockholders’ Equity
Common stock	1,279	1,279
Additional paid-in capital	695,757	716,786
Retained earnings	7,024,286	6,166,732
Treasury stock, at cost	(1,067,405)	(916,327)
Accumulated other comprehensive income	39,476	37,618
Total stockholders' equity	6,693,393	6,006,088
Noncontrolling interest	17,090	15,752
Total equity	6,710,483	6,021,840
	$12,353,674	$12,288,714

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data and percentages)
(Unaudited)

	Three Months Ended July 31,				Nine Months Ended July 31,
	2023		2022		2023		2022
	$	%	$	%	$	%	$	%
Revenues:
Home sales	$2,674,602		$2,256,337		$6,914,122		$6,130,218
Land sales and other	13,040		238,465		60,668		433,206
	2,687,642		2,494,802		6,974,790		6,563,424

Cost of revenues:
Home sales	1,931,949	72.2%	1,670,703	74.0%	5,065,750	73.3%	4,619,495	75.4%
Land sales and other	11,578	88.8%	229,561	96.3%	74,863	123.4%	422,159	97.4%
	1,943,527		1,900,264		5,140,613		5,041,654

Gross margin - home sales	742,653	27.8%	585,634	26.0%	1,848,372	26.7%	1,510,723	24.6%
Gross margin - land sales and other	1,462	11.2%	8,904	3.7%	(14,195)	(23.4)%	11,047	2.6%

Selling, general and administrative expenses	229,004	8.6%	232,865	10.3%	668,038	9.7%	703,372	11.5%
Income from operations	515,111		361,673		1,166,139		818,398

Other:
Income from unconsolidated entities	30,548		2,984		20,813		27,954
Other income - net	7,358		1,294		50,453		16,230
Income before income taxes	553,017		365,951		1,237,405		862,582
Income tax provision	138,228		92,484		310,870		216,618
Net income	$414,789		$273,467		$926,535		$645,964
Per share:
Basic earnings	$3.77		$2.37		$8.36		$5.47
Diluted earnings	$3.73		$2.35		$8.28		$5.41
Cash dividend declared	$0.21		$0.20		$0.62		$0.57
Weighted-average number of shares:
Basic	110,003		115,334		110,871		118,056
Diluted	111,123		116,326		111,881		119,369

Effective tax rate	25.0%		25.3%		25.1%		25.1%

TOLL BROTHERS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
(Amounts in thousands)
(unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2023	2022	2023	2022
Inventory impairments and write-offs included in home sales cost of revenues:
Pre-development costs and option write offs	$895	$3,848	$9,343	$6,833
Land owned for future communities	369	2,400	694	3,840
Land owned for operating communities	2,100	—	12,400	—
	$3,364	$6,248	$22,437	$10,673

Land and other impairments included in land sales and other cost of revenues	$—	$1,400	$17,700	$6,600

Depreciation and amortization	$20,156	$19,731	$54,249	$53,267
Interest incurred	$27,753	$33,826	$94,381	$97,086
Interest expense:
Charged to home sales cost of revenues	$37,004	$37,308	$99,642	$110,567
Charged to land sales and other cost of revenues	1,258	1,221	6,086	4,848
	$38,262	$38,529	$105,728	$115,415

Home sites controlled:			July 31, 2023	July 31, 2022
Owned			35,245	39,899
Optioned			34,981	42,207
			70,226	82,106

Inventory at July 31, 2023 and October 31, 2022 consisted of the following (amounts in thousands):

	July 31, 2023	October 31, 2022
Land and land development costs	$2,494,484	$2,164,121
Construction in progress	5,780,533	5,716,565
Model homes	360,680	285,749
Land deposits and costs of future development	567,827	566,891
	$9,203,524	$8,733,326

Toll Brothers operates in the following five geographic segments, with current operations generally located in the states listed below:
•North: Connecticut, Delaware, Illinois, Massachusetts, Michigan, New Jersey, New York and Pennsylvania
•Mid-Atlantic: Georgia, Maryland, North Carolina, Tennessee and Virginia
•South: Florida, South Carolina and Texas
•Mountain: Arizona, Colorado, Idaho, Nevada and Utah
•Pacific: California, Oregon and Washington

At October 31, 2022, the Company concluded that its City Living operations no longer met the definition of an operating segment, primarily due to the change in structure and a shift in strategy for its operations. Amounts reported in prior periods have been reclassified to conform to the fiscal 2023 presentation. The realignment did not have any impact on the Company’s consolidated financial position, results of operations, earnings per share or cash flows for the periods presented.

	Three Months Ended July 31,
	Units		$ (Millions)		Average Price Per Unit $
	2023	2022	2023	2022	2023	2022
REVENUES
North	390	555	$377.7	$481.4	$968,600	$867,600
Mid-Atlantic	247	267	288.5	254.0	$1,167,900	$951,200
South	732	469	632.6	352.7	$864,200	$752,000
Mountain	775	802	726.0	660.5	$936,800	$823,600
Pacific	380	321	648.4	506.6	$1,706,400	$1,578,200
Home Building	2,524	2,414	2,673.2	2,255.2	$1,059,100	$934,200
Corporate and other			1.4	1.1
Total home sales	2,524	2,414	2,674.6	2,256.3	$1,059,700	$934,700
Land sales and other			13.0	238.5
Total Consolidated			$2,687.6	$2,494.8

CONTRACTS
North	344	283	$330.7	$308.1	$961,300	$1,088,800
Mid-Atlantic	317	186	296.4	224.7	$935,300	$1,208,000
South	632	313	513.8	340.5	$812,900	$1,088,000
Mountain	605	263	481.1	343.8	$795,200	$1,307,100
Pacific	347	221	541.5	447.1	$1,560,500	$2,023,100
Total Consolidated	2,245	1,266	$2,163.5	$1,664.2	$963,700	$1,314,600

BACKLOG
North	1,035	1,516	$1,051.1	$1,464.1	$1,015,600	$965,800
Mid-Atlantic	1,039	1,039	1,060.8	1,110.8	$1,021,000	$1,069,100
South	2,439	2,978	2,245.8	2,636.2	$920,800	$885,200
Mountain	1,867	3,443	1,917.9	3,292.0	$1,027,300	$956,100
Pacific	915	1,749	1,599.2	2,682.2	$1,747,700	$1,533,600
Total Consolidated	7,295	10,725	$7,874.8	$11,185.3	$1,079,500	$1,042,900

	Nine Months Ended July 31,
	Units		$ (Millions)		Average Price Per Unit $
	2023	2022	2023	2022	2023	2022
REVENUES
North	1,155	1,467	$1,081.9	$1,235.6	$936,700	$842,300
Mid-Atlantic	687	819	787.2	765.1	$1,145,900	$934,200
South	1,880	1,263	1,544.8	922.5	$821,700	$730,400
Mountain	2,090	2,219	1,880.4	1,776.4	$899,700	$800,500
Pacific	1,030	982	1,619.1	1,433.0	$1,571,900	$1,459,300
Home Building	6,842	6,750	6,913.4	6,132.6	$1,010,400	$908,500
Corporate and other			0.7	(2.4)
Total home sales	6,842	6,750	6,914.1	6,130.2	$1,010,500	$908,200
Land sales and other			60.7	433.2
Total Consolidated			$6,974.8	$6,563.4

CONTRACTS
North	1,068	1,246	$1,012.0	$1,204.8	$947,600	$966,900
Mid-Atlantic	884	806	886.0	871.9	$1,002,300	$1,081,800
South	1,796	1,666	1,433.2	1,525.7	$798,000	$915,800
Mountain	1,433	2,064	1,194.4	2,045.1	$833,500	$990,800
Pacific	858	1,287	1,367.5	2,100.0	$1,593,800	$1,631,700
Total Consolidated	6,039	7,069	$5,893.1	$7,747.5	$975,800	$1,096,000

Unconsolidated entities:
Information related to revenues and contracts of entities in which we have an interest for the three-month and nine-month periods ended July 31, 2023 and 2022, and for backlog at July 31, 2023 and 2022 is as follows:

	Units		$ (Millions)		Average Price Per Unit $
	2023	2022	2023	2022	2023	2022
Three months ended July 31,
Revenues	2	3	$8.1	$10.2	$4,048,500	$3,406,100
Contracts	11	2	$18.3	$5.3	$1,662,800	$2,655,600

Nine months ended July 31,
Revenues	8	14	$31.5	$45.3	$3,942,100	$3,234,600
Contracts	63	15	$88.5	$47.4	$1,404,800	$3,159,800

Backlog at July 31,	136	2	$153.5	$5.3	$1,129,000	$2,655,600

RECONCILIATION OF NON-GAAP MEASURES
This press release contains, and Company management’s discussion of the results presented in this press release may include, information about the Company’s adjusted home sales gross margin and the Company’s net debt-to-capital ratio.
These two measures are non-GAAP financial measures which are not calculated in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures should not be considered a substitute for, or superior to, the comparable GAAP financial measures, and may be different from non-GAAP measures used by other companies in the home building business.
The Company’s management considers these non-GAAP financial measures as we make operating and strategic decisions and evaluate our performance, including against other home builders that may use similar non-GAAP financial measures. The Company’s management believes these non-GAAP financial measures are useful to investors in understanding our operations and leverage and may be helpful in comparing the Company to other home builders to the extent they provide similar information.
Adjusted Home Sales Gross Margin
The following table reconciles the Company’s home sales gross margin as a percentage of home sales revenues (calculated in accordance with GAAP) to the Company’s adjusted home sales gross margin (a non-GAAP financial measure). Adjusted home sales gross margin is calculated as (i) home sales gross margin plus interest recognized in home sales cost of revenues plus inventory write-downs recognized in home sales cost of revenues divided by (ii) home sales revenues.
Adjusted Home Sales Gross Margin Reconciliation
(Amounts in thousands, except percentages)

		Three Months Ended July 31,		Nine Months Ended July 31,
		2023	2022	2023	2022
	Revenues - home sales	$2,674,602	$2,256,337	$6,914,122	$6,130,218
	Cost of revenues - home sales	1,931,949	1,670,703	5,065,750	4,619,495
	Home sales gross margin	742,653	585,634	1,848,372	1,510,723
Add:	Interest recognized in cost of revenues - home sales	37,004	37,308	99,642	110,567
	Inventory impairments and write-offs in cost of revenues - home sales	3,364	6,248	22,437	10,673
	Adjusted home sales gross margin	$783,021	$629,190	$1,970,451	$1,631,963

	Home sales gross margin as a percentage of home sale revenues	27.8%	26.0%	26.7%	24.6%

	Adjusted home sales gross margin as a percentage of home sale revenues	29.3%	27.9%	28.5%	26.6%

The Company’s management believes adjusted home sales gross margin is a useful financial measure to investors because it allows them to evaluate the performance of our home building operations without the often varying effects of capitalized interest costs and inventory impairments. The use of adjusted home sales gross margin also assists the Company’s management in assessing the profitability of our home building operations and making strategic decisions regarding community location and product mix.

Forward-looking Adjusted Home Sales Gross Margin
The Company has not provided projected fourth quarter and full FY 2023 home sales gross margin or a GAAP reconciliation for forward-looking adjusted home sales gross margin because such measure cannot be provided without unreasonable efforts on a forward-looking basis, since inventory write-downs are based on future activity and observation and therefore cannot be projected for the fourth quarter and full FY 2023. The variability of these charges may have a potentially unpredictable, and potentially significant, impact on our fourth quarter and full FY 2023 home sales gross margin.

Net Debt-to-Capital Ratio
The following table reconciles the Company’s ratio of debt to capital (calculated in accordance with GAAP) to the Company’s net debt-to-capital ratio (a non-GAAP financial measure). The net debt-to-capital ratio is calculated as (i) total debt minus mortgage warehouse loans minus cash and cash equivalents divided by (ii) total debt minus mortgage warehouse loans minus cash and cash equivalents plus stockholders’ equity.

Net Debt-to-Capital Ratio Reconciliation
(Amounts in thousands, except percentages)

		July 31, 2023	April 30, 2023	October 31, 2022
	Loans payable	$1,163,116	$1,136,235	$1,185,275
	Senior notes	1,595,956	1,595,727	1,995,271
	Mortgage company loan facility	70,517	102,489	148,863
	Total debt	2,829,589	2,834,451	3,329,409
	Total stockholders' equity	6,693,393	6,420,220	6,006,088
	Total capital	$9,522,982	$9,254,671	$9,335,497
	Ratio of debt-to-capital	29.7%	30.6%	35.7%

	Total debt	$2,829,589	$2,834,451	$3,329,409
Less:	Mortgage company loan facility	(70,517)	(102,489)	(148,863)
	Cash and cash equivalents	(1,033,369)	(761,945)	(1,346,754)
	Total net debt	1,725,703	1,970,017	1,833,792
	Total stockholders' equity	6,693,393	6,420,220	6,006,088
	Total net capital	$8,419,096	$8,390,237	$7,839,880
	Net debt-to-capital ratio	20.5%	23.5%	23.4%

The Company’s management uses the net debt-to-capital ratio as an indicator of its overall leverage and believes it is a useful financial measure to investors in understanding the leverage employed in the Company’s operations.
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